UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 27, 2011 (July 21, 2011)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K that relates to the entry into material definitive agreements is incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

After market close on July 21, 2011, NeurogesX, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”), by and among the Company and the Purchasers (as defined therein), pursuant to which the Company issued in connection with the closing on July 26, 2011 “Units” for an aggregate purchase price of $20,209,229.44, at a per Unit price of $1.72. Each Unit is comprised of one share of common stock and a warrant to purchase 0.5 shares of common stock (representing 50% warrant coverage on the shares to be issued) (the “Warrants”). The price of each Unit is based on the July 21, 2011 consolidated closing bid price of the Company’s common stock on the NASDAQ Global Market of $1.65 per share, and represents a purchase price of $1.65 for the one share of common stock issued for each Unit and a Warrant purchase price of $0.07 for the 0.5 shares of common stock underlying the Warrants issued for each Unit (resulting in a purchase price for the Warrants of $0.14 per whole share of common stock underlying such Warrants). The total number of Units issued in connection with the transaction was 11,749,552, representing an aggregate issuance of 11,749,552 shares of common stock and Warrants to purchase an aggregate of 5,874,782 shares of common stock. The Warrants have a term of five years, contain a net-exercise provision, and have an exercise price of $1.65 per share. In addition, the Warrants contain terms that prevent the Warrant from being exercised to the extent that such exercise would cause a stockholder’s beneficial ownership (along with its affiliates and others with whom such stockholder’s holdings would be aggregated for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) to exceed 19.999% of the total number of then issued and outstanding shares of common stock of the Company.

The securities issued in the offering were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and by Regulation D promulgated thereunder. Pursuant to the Registration Rights Agreement entered into in connection with the Agreement, the Company agreed to file a registration statement covering the resale of the common stock and the shares of common stock underlying the Warrants issued and issuable to the Purchasers no later than 30 calendar days from the closing date, and to seek to have such registration statement declared effective within a 90, 120 or 150 calendar day period from closing, with such period determined depending on certain conditions, or if the Company is notified by the Securities and Exchange Commission that the registration statement will not be reviewed or is no longer subject to further comment, the fifth trading day from the date that the Company is so notified by the Securities and Exchange Commission.

Leerink Swann LLC served as the exclusive placement agent for the transaction and received a cash placement fee in connection with the completion of the offering. Roth Capital Partners and Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. acted as financial advisors to the Company for the transaction.

The foregoing is not a complete summary of the terms of the offering, Agreement, Registration Rights Agreement, or Warrants described in this Item 3.02, and reference is made to the complete text of the form of Agreement, form of Registration Rights Agreement, and the form of Warrant attached hereto as Exhibits 10.1, 4.1and 4.2, respectively, which are incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated as of July 21, 2011.

4.2	Form of Warrant to purchase common stock.

10.1	Form of Securities Purchase Agreement, dated as of July 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: July 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated as of July 21, 2011.

4.2	Form of Warrant to purchase common stock.

10.1	Form of Securities Purchase Agreement, dated as of July 21, 2011.